   As filed with the Securities and Exchange Commission on November 29, 2000
                                                      Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               ------------------

                             MAIN STREET TRUST, INC.
             (Exact name of Registrant as specified in its charter)
                                      6712
            (Primary Standard Industrial Classification Code Number)

            ILLINOIS                                    37-1338484
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                           100 WEST UNIVERSITY AVENUE
                            CHAMPAIGN, ILLINOIS 61820
                                 (217) 351-6500
   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)

                MAIN STREET TRUST, INC. 2000 STOCK INCENTIVE PLAN

                                GREGORY B. LYKINS
                                  VICE CHAIRMAN
                             MAIN STREET TRUST, INC.
                           100 WEST UNIVERSITY AVENUE
                            CHAMPAIGN, ILLINOIS 61820
                                 (217) 351-6500
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                 WITH COPIES TO:

                             JOHN E. FREECHACK, ESQ.
                            ROBERT M. FLEETWOOD, ESQ.
                BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG
                        333 WEST WACKER DRIVE, SUITE 2700
                             CHICAGO, ILLINOIS 60606
                                 (312) 984-3100

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                    Proposed Maximum    Proposed Maximum
      Title of Securities           Amount to be     Offering Price         Aggregate            Amount of
       to be Registered           Registered(1)(2)    per Share(3)    Offering Price(2)(3)   Registration Fee(3)
----------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 Par Value    2,000,000 shares       $17.125           $34,250,000           $9,042.00
================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Main Street Trust, Inc. 2000 Stock Incentive Plan.

(2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(3) Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price for Main Street's common stock as quoted on November 27, 2000 on the OTC Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Main Street Trust, Inc. 2000 Stock Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously or concurrently filed by Main Street Trust, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

        (a) The Company's Joint Proxy Statement-Prospectus filed as part of the Company's Registration Statement on Form S-4 as declared effective by the Securities and Exchange Commission on February 7, 2000;

        (b) The Company's Quarterly Report on From 10-Q for the quarterly period ended September 30, 2000;

        (c) BankIllinois Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1999;

        (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the last fiscal year; and

        (e) The description of the Company's common stock contained in the Company's Joint Proxy Statement-Prospectus filed as part of the Company's Registration Statement on Form S-4 as declared effective by the Securities and Exchange Commission on February 7, 2000.

         All documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         The Company's articles and bylaws provide for the indemnification of its directors and officers, and of any person serving at the request of the Company as a director, officer or partner of another enterprise, to the fullest extent permitted by Illinois law.

         Under Illinois law, the directors, officers, employees and agents of an Illinois corporation may be indemnified by the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders (and, if a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful) against: (i) expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by, or in the right of, the corporation) arising out of their position with the corporation or their service as director, officer, employee or agent of another enterprise at the request of the corporation; and
(ii) expenses (including attorneys' fees) actually and reasonably incurred in connection with the settlement or defense of any threatened, pending or completed action, suit or proceeding by or in the right of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which the director, officer, employee or agent may be found liable to the corporation, unless, and only to the extent the appropriate court could determine that he or she is nevertheless fairly and reasonably entitled to indemnity for the expenses the court deems proper. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or through plea of nolo contendere, does not create a presumption that the director, officer, employee or agent did not act in good faith and in a manner he or she reasonably believed to be opposed to the corporation's best interests (or, in the case of a criminal proceeding, that he or she had reasonable cause to believe his or her conduct was unlawful).

         Illinois law requires indemnification for expenses to the extent that a director, officer, employee or agent is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and (ii) above be made only on a determination that the director or officer met the applicable standard of conduct by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, by independent legal counsel if so directed by a quorum of disinterested directors, or by the shareholders.

         Illinois law further permits advances to cover such expenses before a final determination that indemnification is permissible or required, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the amounts if it is ultimately determined that he or she is not entitled to indemnification by the corporation.

         Indemnification under Illinois law is not exclusive of other rights to indemnification to which a person may be entitled under the corporation's articles of incorporation, bylaws or any contractual agreement. Unless otherwise specified when authorized or ratified, the indemnification provided for under Illinois law continues as to a person who ceases to be a director, officer, employee or agent of the corporation. If a corporation has paid indemnity or advanced expenses pursuant to the above described provisions, the corporation must report such payment or advancement in writing to the shareholders in or prior to the notice of the next shareholders meeting.

         Illinois law permits a corporation to purchase insurance on behalf of its directors, officers, employees and agents (or those holding such positions with another enterprise at the request of the corporation) against liabilities arising out of their positions, whether or not such liabilities would be within the above described indemnification provisions.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.    EXHIBITS.

         See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include: (i) any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements of filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunder duly authorized, in the City of Champaign, State of Illinois, on November 27, 2000.

                       MAIN STREET TRUST, INC.



                       By:      /S/ VAN A. DUKEMAN
                           -------------------------------------------------
                                Van A. Dukeman
                                President and Chief Executive Officer


                       By:      /S/ DAVID B. WHITE
                           -------------------------------------------------
                                David B. White
                                Executive Vice President, Treasurer
                                and Chief Financial Officer


                       MAIN STREET TRUST, INC. 2000 STOCK INCENTIVE PLAN


                       By:      /S/ DAVID J. DOWNEY
                           -------------------------------------------------
                                David J. Downey

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Van A. Dukeman and David B. White, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on November 27, 2000.

         SIGNATURE                                        TITLE
         ---------                                        -----
/S/ JOHN W. LUTTRELL                             Chairman of the Board of Directors
--------------------------------------------
John W. Luttrell

/S/S GREGORY B. LYKINS                           Vice Chairman of the Board of Directors
--------------------------------------------
Gregory B. Lykins

/S/ DAVID J. DOWNEY                              Director
--------------------------------------------
David J. Downey

/S/ VAN A. DUKEMAN                               Director
--------------------------------------------
Van A. Dukeman

/S/ LARRY D. HABB                                Director
--------------------------------------------
Larry D. Haab

                                                 Director
--------------------------------------------
Frederic L. Kenney

/S/ AUGUST C. MEYER, JR.                         Director
--------------------------------------------
August C. Meyer, Jr.

/S/ GENE A. SALMON                               Director
--------------------------------------------
Gene A. Salmon

                                                 Director
--------------------------------------------
Thomas G. Sloan

/S/ GEORGE T. SHAPLAND                           Director
--------------------------------------------
George T. Shapland

/S/ ROY V. VAN BUSKIRK                           Director
--------------------------------------------
Roy V. Van Buskirk

/S/ PHILLIP C. WISE                              Director
--------------------------------------------
Phillip C. Wise

/S/ H. GALE ZACHEIS                              Director
--------------------------------------------
H. Gale Zacheis

                             MAIN STREET TRUST, INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

                                                    Incorporated
                                                       Herein by              Filed
Exhibit No.           Description                    Reference to            Herewith
------------ ------------------------------- -------------------------- --------------------
    4.1      Amended and Restated Articles                                       X
             of Incorporation of Main
             Street Trust, Inc.

    4.2      Bylaws of Main Street Trust,    Registration Statement on
             Inc.                            Form S-4 as amended as
                                             filed on November 30, 2000

    5.1      Opinion of Barack Ferrazzano                                        X
             Kirschbaum Perlman & Nagelberg

    10.1     Main Street Trust, Inc. 2000                                        X
             Stock Incentive Plan

    23.1     Consent of McGladrey & Pullen                                       X
             LLP

    23.2     Consent of Barack Ferrazzano                               Included in
             Kirschbaum Perlman & Nagelberg                             Exhibit 5.1

    24.1     Power of Attorney                                          Included on the
                                                                        Signature Page to
                                                                        this Registration
                                                                        Statement